UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

NORDSON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	0-7977	34-0590250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

28601 Clemens Road

Westlake, Ohio 44145

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 440-892-1580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Nordson Corporation (the “Company”) held its annual meeting of shareholders on February 28, 2017 (the “2017 Annual Meeting”). Of the 57,440,352 shares outstanding and entitled to vote, 90.56% (52,018,538 shares) were represented, constituting a quorum. The final voting results for each of the proposals submitted to a vote of security holders at the 2017 Annual Meeting are set forth below.

Proposal 1 – resulted in approval of the election of Joseph P. Keithley, Michael J. Merriman, Jr., and Mary G. Puma to the board of directors, each to serve until the 2020 annual meeting of shareholders and until his or her successor is duly elected and qualified or until their earlier death, resignation or removal.

	Votes For	Votes Withheld	Broker Non-Votes
Joseph P. Keithley	48,023,356	423,151	3,572,031
Michael J. Merriman, Jr.	48,049,380	397,127	3,572,031
Mary G. Puma	48,012,778	433,729	3,572,031

Proposal 2 – resulted in 99.63% of the votes cast (not including abstentions), approving the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2017.

For	Against	Abstain
51,703,416	193,213	121,909

Proposal 3 – resulted in 98.11% of the votes cast (not including abstentions) approving, by a non-binding advisory vote, our executive compensation.

For	Against	Abstain	Broker Non-Votes
47,451,049	914,742	80,716	3,572,031

Proposal 4 – resulted in 90.76% of the votes cast (not including abstentions) recommending, by a non-binding advisory vote, that the frequency of the advisory vote on executive compensation be held annually.

One	Two	Three	Abstain
43,878,061	419,163	4,046,553	102,730

Considering the overwhelming preference for an annual vote, the Board of Directors resolved to have the Company conduct an advisory vote on compensation annually until the next required vote on the frequency of the advisory vote on executive compensation. The Company is required to hold votes on frequency every six years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORDSON CORPORATION

Date: March 1, 2017	By:	/s/ Robert E. Veillette
Robert E. Veillette
Vice President, General Counsel & Secretary